Exhibit 21

SUBSIDIARIES AND EQUITY ENTITIES OF THE REGISTRANT

(As of December 31, 2003)

(Reported Under Item 601 of Regulation S-K)

Name	State or Country of Organization
Alcoa Closures Holding Company LLC	Delaware
Alcoa Closure Systems Japan, Ltd.	Japan

Alcoa Domestic LLC	Delaware
Alcoa Closure Systems International, Inc.	Delaware
Alcoa Home Exteriors, Inc.	Ohio
Alcoa Laudel, Inc.	Delaware
Alcoa Securities Corporation	Delaware
Alcoa Remediation Management, Inc.	Delaware
Grupo Alcoa, S.A. de C.V.	Mexico
Alcoa CSI de Mexico en Saltillo, S.A. de C.V.	Mexico
Alcoa Fujikura Ltd.	Delaware
Alcoa Fujikura GmbH	Germany
AFL Network Services-Southeast, L.L.C.	Delaware
Tele-Tech Company, Inc.	Kentucky
Pimalco, Inc.	Arizona
Tifton Aluminum Company, Inc.	Delaware
Howmet International Inc.	Delaware

Alcoa International Holdings Company	Delaware
Abalco S.A.	Brazil
AIHC Export, Ltd.	Barbados
Alcoa Luxembourg S.àr.l.	Luxembourg
Alcoa Europe Holding B.V.	Netherlands
Alcoa Chemie Nederland B.V.	Netherlands
Alcoa Europe S.A.	Switzerland
Howmet SAS	France
Alcoa Holding France SAS[1]	France
Alcoa Architectural Products SAS	France
Norsk Alcoa A/S	Norway
Alcoa Automotive Castings Scandinavian Casting Center ANS	Norway
Alcoa Transformación, SL	Spain
Alcoa Aluminio S.A.	Brazil
Alcoa Automotive GmbH	Germany
Alcoa Inespal, S.A.	Spain
Alúmina Española, S.A.	Spain
Aluminio Español, S.A.	Spain
Alcoa Servizi S.p.A.	Italy
Alcoa Inversiones Internacionales SL	Spain
Alcoa-Köfém Kft	Hungary

Name	State or Country of Organization
Alcoa Inter-America, Inc.	Delaware
Alcoa of Australia Limited	Australia
Alcoa UK Holdings Limited	United Kingdom
Alcoa Manufacturing (G.B.) Limited	United Kingdom
Baco Consumer Products Limited	United Kingdom
UK Aluminium Holdings Limited	United Kingdom
British Aluminium Limited	United Kingdom

Alcoa Latin American Holdings Corporation	British Virgin Islands

Alcoa Power Generating Inc.[2]	Tennessee

Alcoa (Shanghai) Aluminum Products Company Limited	China

Alcoa World Alumina LLC[3]	Delaware
AAC Holdings Company	Delaware
Alcoa Steamship Company, Inc.	New York
Alcoa Minerals of Jamaica, L.L.C.	Delaware
Halco (Mining) Inc.	Delaware
Compagnie des Bauxites de Guinee	Delaware
Suriname Aluminum Company, L.L.C.	Delaware

Alumax Inc.	Delaware
Alcoa Extrusions, Inc.	Pennsylvania
Alumax Foils, Inc.	Delaware
Alumax Mill Products, Inc.	Delaware
Aluminerie Lauralco, Inc.	Delaware
Alcoa-Lauralco Management Company	Nova Scotia
Alcoa-Aluminerie de Deschambault G.P.	Quebec
Alcoa-Lauralco Holdings Company	Nova Scotia
Eastalco Aluminum Company	Delaware

Intalco Aluminum Corporation	Delaware
Kawneer Company, Inc.	Delaware

Cordant Technologies Holding Company	Delaware
Huck International Inc.	Delaware

Gulf Closures W.L.L.	Bahrain

Name	State or Country of Organization
Reynolds Metals Company	Delaware
Reynolds International, Inc.	Delaware
RMCC Company	Delaware
Alcoa Canada Ltd.	Quebec
Alcoa Ltd.	Quebec
Reynolds International do Brasil Participacoes, Ltda.	Brazil
Alcoa Aluminium Deutschland, Inc.[4]	Delaware
Reynolds Bécancour, Inc.	Delaware
RB Sales Company, Limited	Delaware
Reynolds Consumer Products, Inc.	Delaware
RMC Delaware, Inc.	Delaware
Southern Graphic Systems, Inc.	Kentucky
RMC Properties, Ltd.	Delaware
Saint George Insurance Company	Vermont

[1]	Effective May 20, 2003, the name of the company was changed from Financiere D’Ocquier SAS to Alcoa Holding France SAS.

[2]	Registered to do business in Tennessee under the names Tapoco and APG Trading, in Indiana under the name of AGC, in North Carolina under the names of Yadkin and Tapoco, in New York under the name of Long Sault and in Washington under the name of Colockum.

[3]	Registered to do business in Alabama, Arkansas, California, Florida, Georgia, Louisiana, North Carolina, Pennsylvania and Texas under the name of Alcoa World Chemicals.

[4]	Effective October 6, 2003, the name of the company was changed from Reynolds Aluminum Deutschland, Inc. to Alcoa Aluminum Deutschland, Inc.

The names of a number of subsidiaries and equity entities have been omitted because considered in the aggregate they would not constitute a significant subsidiary.